[LETTERHEAD OF WEINBERG & COMPANY, P.A.]


                                 August 3, 2001







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  RE:  AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.
                             FILE REF. NO. 0-29657
                             ---------------------


We were previously the principal accountant for American Electric Automobile, Inc. and, under the date of April 6, 2001 we reported on the consolidated financial statements of American Electric Automobile, Inc. as of December 31, 2000. On August 3, 2001, our appointment as principal accountant was terminated. We have read American Electric Automobile Inc.'s statements included under Item 4 of its Form 8-K dated August 3, 2001, and we agree with such statements.

                              Very truly yours,




                              /s/ WEINBERG & COMPANY, P.A.
                              WEINBERG & COMPANY, P.A.
                              Certified Public Accountants